                                                                  EXECUTION COPY
                                                                  --------------

                                 AMENDMENT NO. 2
                       TO THE AGREEMENT AND PLAN OF MERGER

     Amendment No. 2, dated May 27, 2004 (this "AMENDMENT"), to the Agreement and Plan of Merger, dated as of May 12, 2004, by and among SpectaGuard
Acquisition LLC, a Delaware limited liability company ("PARENT"), BPS LLC, a
Delaware limited liability company ("MERGER SUB"), Barton Protective Services
Incorporated, a Georgia corporation (the "COMPANY") and Charles Barton Rice,
Sr., an individual resident of the State of Georgia ("RICE") and the other shareholder signatories thereto (collectively, with Rice, the "SHAREHOLDERS"), as amended by Amendment No. 1, dated May 21, 2004 (the "AGREEMENT"). Capitalized terms not otherwise defined herein have the respective meanings set forth in the
Agreement.

                              W I T N E S S E T H:

     WHEREAS, pursuant to Section 16.7 of the Agreement, Parent, Merger Sub, the
Company and Rice, as the authorized representative of the Shareholders, desire to amend the Agreement as set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

     1. Amendment to Section 5.7(a) of the Agreement. Section 5.7(a) of the
Agreement is hereby amended by replacing the phrase "five (5) days after the receipt of such information" in the third sentence of such section with the phrase "until 11:59 p.m. on Friday, June 4, 2004".

     2. Miscellaneous.

          (a)  Effect on Agreement. The Agreement shall continue in full force and effect as amended by this Amendment and this Amendment constitutes the entire agreement of the parties with respect to the matters set forth herein and there are no other agreements, commitments or understandings among the parties with respect to the matters set forth herein. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall govern and control. Each and every other term, condition, covenant, representation, warranty and provision set forth in the
               Agreement shall remain in full force and effect in accordance with the terms of the Agreement. From and after the date hereof, all references in the Agreement to the "Agreement" shall be deemed to mean the Agreement as amended by this Amendment.

          (b)  Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (c)  Interpretation. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          (d)  Governing Law. Except to the extent that the laws of any jurisdiction or organization of any Party hereto, or any other jurisdiction, are mandatorily applicable to the Merger and to matters arising under or in connection with this Amendment, this
               Amendment shall be governed by and construed in accordance with the Laws of the State of Georgia.

          (e)  Amendment. This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party hereto.

          (f)  Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable under any present or future
               Law, and if the rights or obligations of any Party hereto under this Amendment will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this
               Amendment will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Amendment will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first set out above.

                                 SPECTAGUARD ACQUISITION LLC

                                 By:   /s/ William C. Whitmore, Jr.
                                    ----------------------------------
                                    Name:  William C. Whitmore, Jr.
                                    Title: President and Chief Executive Officer

                                 BPS LLC

                                 By:  /s/ William C. Whitmore, Jr.
                                    ----------------------------------
                                    Name:  William C. Whitmore, Jr.
                                    Title: President and Chief Executive Officer

                                 BARTON PROTECTIVE SERVICES INCORPORATED

                                 By:  /s/ Charles Barton Rice, Sr.
                                    ----------------------------------
                                    Name:  Charles Barton Rice, Sr.
                                    Title:

                                 SHAREHOLDERS' REPRESENTATIVE

                                 By:  /s/ Charles Barton Rice, Sr.
                                    ----------------------------------
                                    Name:  Charles Barton Rice, Sr.